STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT is entered into this 27th day of  March,  2010, by and between US Dataworks, Inc. (“UDW”), a Nevada corporation with its principal place of business at 1 Sugar Creek Center Blvd., Fifth Floor, Sugar Land, Texas  77478, and C$ cMoney, Inc., a Delaware corporation with its principal place of business in Houston, Texas  (“Partner”).

RECITALS:

A. UDW is a developer of payment processing software designed to enable organizations to transition from traditional paper-based payment and billing processes to end-to-end automated electronic solutions.

B. Partner is a developer and provider of digital cell phone applications allowing users to transfer funds and make online and point of sale payments over the Internet without using credit card and bank account identifying information.

C. The Parties desire to establish a worldwide strategic alliance for the cooperative development, marketing and exploitation of products and services utilizing their respective technological capabilities and distribution channels.

NOW, THEREFORE, in consideration of the foregoing premises, the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intended to be legally bound hereby, the Parties hereby agree as follows:

1.           DEFINITIONS.  Capitalized terms used in this Agreement will have the following meanings:

“Affiliate” means, with respect to UDW or Partner, any other Person which, whether directly or indirectly, is controlled by or is under common control with UDW or Partner, as the case may be.

“Agreement” means this Strategic Alliance Agreement.

“Confidential Information” shall have the meaning set forth in Section 6.1 hereof.

“Control” means the ownership, directly or indirectly, of more than fifty percent (50%) of the voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

“Disclosing Party” means either Party, when disclosing information to the other Party.

“Effective Date” means March 27, 2010.

“Parties” means UDW and Partner.

“Partner Solution” means any Partner solution identified in any Project Agreement and all updates, documentation, enhancements and new versions of such solution released during the term of the Project Agreement.

“Partner Technology” shall have the meaning set forth in Section 6.6(b) hereof.

“Party” means either of UDW or Partner, individually.

“Person” means an individual, partnership, joint venture, association, corporation, limited liability company, trust or any other legal entity.

“Project” means each joint development, joint marketing, joint licensing or other undertaking of the Parties with respect to a discrete product or service (or group of related products or services) during the term of this Agreement, as evidenced by a Project Agreement.

“Project Agreement” means, with respect to a particular Project, a separate written agreement or an addendum to this Agreement executed by each Party which specifies (i) the relative obligations of the Parties as to the planning, development, marketing and implementation tasks required to commercially exploit such Project, (ii) any agreements concerning the respective rights of each Party in and to the underlying intellectual property and resulting proceeds particular to such Project and (iii) that such Project is to be governed by this Agreement.

“Receiving Party” means either Party, when receiving information from the other Party.

 “UDW Solution” means the UDW solution identified in any Project Agreement and all updates, documentation, enhancements and new versions of such solution released during the term of the Project Agreement.

“UDW Technology” shall have the meaning set forth in Section 6.6(a) hereof.

2.           SCOPE AND PURPOSE OF AGREEMENT.  The purpose of this Agreement is to establish a non-exclusive, worldwide strategic alliance in which the Parties will cooperate in the development, marketing and exploitation of products and services utilizing Partner’s market and technological expertise and UDW’s software and technological expertise. Because the Parties acknowledge that it would be impractical to specify in advance the precise terms and conditions applicable to any or all of the particular products or services to be developed and marketed over the course of this alliance, the Parties have instead established the general terms and provisions contained in this Agreement to serve as the legal and procedural foundation for discussing and reaching agreement on specific Projects to be undertaken by them.  Accordingly, during the term of this Agreement, each Project will be subject to the terms and conditions of this Agreement and the particular Project Agreement applicable to such Project.  In the event of any conflicts between the terms and provisions of this Agreement and a particular Project Agreement, the terms and provisions of such Project Agreement shall prevail.

3.           NO EXCLUSIVITY.  Nothing in this Agreement shall be construed as creating an exclusive relationship between the Parties.  As such, each Party is free to work with other Persons in the furtherance of their businesses.  Notwithstanding the foregoing, the Parties do foresee entering into certain exclusivity arrangements regarding particular Projects and/or Customers as may be established pursuant to the terms and provisions of a particular Project Agreement.  Without limiting the generality of the foregoing and except as otherwise provided in a Project Agreement, neither Party will be under a duty to present or pursue a business opportunity with the other Party before pursuing it either by itself or with one or more other Persons.

4.           PROJECT AGREEMENTS.  During the term of this Agreement, as the Parties identify certain Projects that they believe it is in their best interests to jointly pursue under the terms and provisions of this Agreement, they will proceed to negotiate in good faith acceptable terms and conditions to jointly develop such products and/or services in the form of a Project Agreement.  If the Parties are unable to agree upon the terms of a Project Agreement governing a particular Project, each Party may proceed to develop and market the underlying products and services independently, provided no proprietary and/or Confidential Information of the other Party is used with respect to such independent undertaking. To the extent deemed necessary by the Parties, a particular Project Agreement may include, as an ancillary agreement, a source code escrow agreement, the terms and conditions of which will be negotiated in good faith by the Parties on a case-by-case basis.

5.           END-USER LICENSES/RESPONSIBILITY FOR PRODUCTS

5.1           With respect to each particular Project Agreement, UDW and Partner will jointly develop and agree on the necessary end-user license agreement for both the UDW Solutions and the Partner Solutions.

5.2           Except as otherwise set forth in a Project Agreement, Partner is responsible for the promotion, sale, installation and maintenance of the Partner Solution and UDW is responsible for the promotion, sale, installation and maintenance of the UDW Solution.

5.3            If any third party brings a claim against UDW arising solely out of or relating to a Partner Solution, Partner shall indemnify, defend and hold UDW harmless against such claim, including defending against the claim at its expense and paying any damages awarded, provided that Partner is given adequate notice of such claim and full control of the defense.  Likewise, if any third party brings a claim against Partner arising solely out of or relating to a UDW Solution, UDW shall indemnify and hold Partner harmless against such claim, including defending against the claim at its expense and paying any damages awarded, provided that UDW is given adequate notice of such claim and full control of the defense.  If any third party brings a claim against either or both Parties arising out of or relating to a Partner Solution and a UDW Solution, (1) Partner shall indemnify, defend and hold UDW harmless against such claim to the extent it arises or relates to such Partner Solution, including defending against such claim at its expense and paying any damages awarded for such claim, provided that Partner is given adequate notice of such claim and full control of the defense of such claim and (2) UDW shall indemnify, defend and hold Partner harmless against such claim to the extent it arises or relates to such UDW Solution, including defending against such claim at its expense and paying any damages awarded for such claim, provided that UDW is given adequate notice of such claim and full control of the defense of such claim.

6.           CONFIDENTIALITY; PROPRIETARY RIGHTS.

6.1           All information disclosed by a Disclosing Party to a Receiving Party during the term of this Agreement will be deemed to be “Confidential Information” unless specifically designated as non-confidential at the time of disclosure.  Without limiting the generality of the foregoing, the term “Confidential Information” shall include (i) information relating to business plans, finances, marketing plans, promotional materials, strategies, costs, markets, pricing policies, proposals, bids, technologies, software, databases, mailing lists, designs, methodologies, processes, customer data, prospects, systems and related programs, technical and operating information and procedures, (ii) the specific terms of this Agreement and (iii) any other information about the business or operations of the Disclosing Party which is not designated as “non-confidential.” Notwithstanding the foregoing, information will not be deemed to be “Confidential Information” if such information (i) was known to the Receiving Party, and such information was acquired through proper methods, prior to its receipt from the Disclosing Party, as evidenced by written records of the Receiving Party; (ii) is now or (through no act or failure on the part of the Receiving Party) later becomes generally known in the information services industry through no breach of this Agreement by the Receiving Party; (iii) is supplied to the Receiving Party by a third party that is free to make that disclosure without restriction on disclosure; (iv) is disclosed by the Disclosing Party to a third party generally, without restriction on disclosure; or (v) is independently discovered or developed by the Receiving Party without use of any Confidential Information provided by the Disclosing Party.

6.2           Except as provided in this Section 6.2, the Receiving Party agrees that it will (i) treat all Confidential Information received from the Disclosing Party with at least the same degree of care which it applies to its own proprietary information, (ii) not divulge any Confidential Information, directly or indirectly, to any other Person, for any purpose whatsoever, and (iii) not make use of or copy such Confidential Information, except for the purposes permitted under this Agreement or an applicable Project Agreement. Such Confidential Information may be disclosed only to those employees, consultants, and permitted subcontractors of the Receiving Party who require access to such information for the purpose for which it was disclosed and who have written non-disclosure obligations to the Receiving Party no less stringent than those outlined in this Section 6.  In each case of permitted disclosure, each employee, consultant, or permitted subcontractor will be given only that limited portion of the Confidential Information that is necessary for the fulfillment of that Person's responsibilities consistent with this Agreement or the applicable Project Agreement.  The Receiving Party shall promptly report to the Disclosing Party any actual or suspected violation of this Section 6 and shall take further steps as may reasonably be requested by the Disclosing Party to prevent or remedy any such violation.

6.3           Each Party agrees that the injury from any disclosure or unauthorized use of the other Party’s Confidential Information will be of such a character that it cannot be adequately compensated by monetary damages.  Accordingly, if a Receiving Party breaches this Agreement, the Disclosing Party may, in addition to pursuing its other remedies under the law, seek to obtain from any court having jurisdiction over the subject matter and the Parties an injunction restraining any violation, without (i) having to prove the inadequacy of monetary damages and/or (ii) posting bond or other security in excess of $1,000.

6.4 If the Receiving Party becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Receiving Party will provide the Disclosing Party with prompt notice of such request(s) so that it may seek an appropriate protective order or other appropriate remedy and/or waive the Receiving Party’s compliance with the provisions of this Agreement.  If the Disclosing Party waives compliance with the applicable provisions of this Agreement or fails to obtain a protective order or other remedy, the Receiving Party agrees to furnish only that portion of the Confidential Information that it is legally required to furnish in the reasonable opinion of its counsel.

6.5 As soon as any item of Confidential Information ceases to be necessary or useful to the Receiving Party for the purpose for which it was disclosed (and, in any event, after the termination of this Agreement and all Project Agreements), the Disclosing Party may, subject to any rights that the Receiving Party may have acquired in or to that information pursuant to this Agreement or a particular Project Agreement, request its return or destruction, and the Receiving Party will promptly return to the Disclosing Party or destroy all documents or other media consisting of such Confidential Information, without retaining any copies, and will confirm in writing that it has done so.

6.6 Notwithstanding any provision to the contrary contained in this Agreement, it is understood and agreed by the Parties that:

(a)           any and all products and technology (including all object code, source code, software, programs, applications, processes and related documentation), the rights to which are owned by UDW as of the Effective Date and/or as of the effective date of an applicable Project Agreement, whether or not used or provided in connection with UDW’s provision of services and products under this Agreement and/or any Project Agreement (the “UDW Technology”) is, and will remain, the sole and exclusive property of UDW, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or to the UDW Technology is granted to Partner by virtue of this Agreement and/or any Project Agreement.  As such, UDW will continue to have the unfettered right to utilize the UDW Technology (and any portion or portions thereof) in any manner as determined by UDW in its sole and absolute discretion except as provided in this Agreement or any Project Agreement; and

(b)           any and all products and technology (including all source code, software, programs, applications, processes and related documentation), the rights to which are owned by Partner as of the Effective Date and/or as of the effective date of an applicable Project Agreement, whether or not used or provided in connection with Partner’s provision of services and products under this Agreement and/or any Project Agreement (the “Partner Technology”) is, and will remain, the sole and exclusive property of Partner, and, except as otherwise specifically provided in this Agreement and/or any Project Agreement, no license, right, title, interest in and/or to the Partner Technology is granted to UDW by virtue of this Agreement and/or any Project Agreement.  As such, Partner will continue to have the unfettered right to utilize the Partner Technology (and any portion or portions thereof) in any manner as determined by Partner in its sole and absolute discretion except as provided in this Agreement or any Project Agreement.

6.7 Unless otherwise specifically provided in a Project Agreement executed pursuant to this Agreement:

(a)           UDW will retain all right, title and interest to any modifications made to the UDW Technology, derivative works derived from the UDW Technology developed in connection with UDW’s provisions of services and products under this Agreement and/or any Project Agreement (including, without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to,  modifications to enable the UDW Technology to function on a different operating system; and

(b)           Partner will retain all right, title and interest to any modifications made to the Partner Technology, derivative works derived from the Partner Technology developed in connection with Partner’s provisions of services and products under this Agreement and/or any Project Agreement (including, without limitation, any source code for said modifications and the right to own all patents and copyrights relating thereto) including, but not limited to,  modifications to enable the Partner Technology to function on a different operating system; and

(c)           All right title and interest to any new products and technology (including all source code, software, programs, applications, processes and related documentation) not in existence as of the Effective Date and/or the effective date of any applicable Project Agreement and developed by the Parties under this Agreement and/or any Project Agreement shall be retained by the Party who developed such new products and technology.

6.8           Each Party agrees to indemnify, defend and hold harmless the other Party and its directors, officers, employees, and agents from and against any and all liabilities, actions, claims, demands, liens, losses, damages, judgments, and expenses, including reasonable attorneys’ fees, that may arise from the disclosure or use of the Confidential Information in violation of this Agreement by such Party or any third parties to whom Confidential Information was disclosed.

6.9           The Receiving Party shall not alter or remove any patent, copyright, trademark and/or other notices contained on or in copies of the software received under this Agreement.  The existence of any such copyright notice shall be construed as an admission or deemed to create a presumption that publishing of such material has occurred.

7.           NONSOLICITATION.  Neither Party will, during the term of this Agreement and for six (6) months after its termination, without the prior written consent of the other Party, for its own account or jointly with another Person, directly or indirectly, for or on behalf of any Person, as principal, agent or otherwise, solicit or induce, or in any manner (a) attempt to solicit or induce any Person employed or engaged by the other Party (including, without limitation, as an employee or independent contractor or agent known to be exclusively engaged by the other Party) to leave that Person's employment or engagement or (b) hire or engage any Person previously employed or engaged by the other Party. Notwithstanding the foregoing, either Party may extend an offer of employment or hire any employee or former employee of the other Party who (i) did not hold a position with the other Party of Vice President or higher, (ii) had not been in contact with the hiring Party as a key person assisting the other Party in its performance under this Agreement and (iii) responds to a general advertisement.

8.           IP INDEMNIFICATION

8.1           Partner will defend and indemnify UDW against any third party claim alleging that the Partner Solution infringes any patent, or copyright, trade secret or other proprietary right, provided that Partner is given prompt notice of the claim and full control of the defense.  Partner will not be obligated to defend or indemnify UDW if such claim is based on a modification of the Partner Solution by UDW, or a combination of the Partner Solution with other products not supplied by Partner nor authorized by Partner to be combined with its software, if the Partner Solution would not have infringed absent such modification or combination.

8.2           UDW will defend and indemnify Partner against any third party claim alleging that the UDW Solution infringes any patent, or copyright, trade secret or other proprietary right, provided that UDW is given prompt notice of the claim and full control of the defense.  UDW will not be obligated to defend or indemnify Partner if such claim is based on a modification of the UDW Solution by Partner, or a combination of the UDW Solution with other products not supplied by UDW nor authorized by UDW to be combined with its software, if the UDW Solution would not have infringed absent such modification or combination.

9.           MEDIA RELEASES.  Except for any announcement intended solely for internal distribution or any disclosure required by legal, accounting, or other regulatory requirements, all media releases, public announcements, or public disclosure for general distribution (including, but not limited to, promotional or marketing material) by either Party, or by their employees or agents, relating to this Agreement and/or any Project Agreement or its subject matter, other than general statements that a contractual relationship exists between the Parties, will be coordinated with and approved in writing by the other Party prior to its release, such approval not to be unreasonably withheld or delayed.

10.           TERM AND TERMINATION.

10.1           Term.  Unless earlier terminated in accordance with the provisions of this Section 10, this Agreement will continue in full force and effect for a term commencing on the Effective Date and ending the on the third anniversary of the Effective Date.

10.2           Termination.  Partner and UDW will each have the right, at its option, to terminate this Agreement if:

(a)           if a Project Agreement is not entered into within twelve (12) months following the Effective Date or if the last remaining Project Agreement terminates and another Project Agreement is not entered into within three (3) months thereafter;

(b)           the other Party breaches any of the material terms, obligations, covenants, representations or warranties under this Agreement and the breaching Party fails to cure such breach within thirty (30) days from receipt of written notice from the non-breaching Party identifying the breach; provided, however, that if the breach is capable of cure but not reasonably capable of cure within such thirty-day period, the breaching Party may avoid termination under this Section 10.2(b) by promptly commencing efforts to cure the breach and diligently prosecuting the cure to completion as soon as practicable, but not later than one hundred twenty (120) days from the receipt of notice from the non-breaching Party; or

(c)           the other Party is declared insolvent or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other Party under any provision of the federal Bankruptcy Act or any amendment to that Act (provided, however, that termination will not be permitted if such a proceeding is brought against a Party and is terminated by that Party within thirty (30) days).

10.3           Effect of Termination; Survival.

(a) If this Agreement terminates as a result of the expiration of the three-year term pursuant to Section 10.1 hereof, any Project Agreement in effect as of the date of such termination (and this Agreement as it relates to such Project Agreement) will remain in full force and effect until such Project Agreement terminates in accordance with the terms and provisions of such Project Agreement and the Parties will remain bound thereby.

(b) If this Agreement is properly terminated by a Party pursuant to Sections 10.2(b) hereof or 10.2(c) hereof, the terminating Party shall have the option of also terminating any Project Agreement in effect as of the date of such termination.  If such Project Agreement is not so terminated, such Project Agreement (and this Agreement as it relates to such Project Agreement) will remain in full force and effect until such Project Agreement terminates in accordance with its terms and provisions and the Parties will remain bound thereby.

(c) Regardless of how or when this Agreement is terminated, the provisions of this Agreement that by their nature are designed to survive the termination of this Agreement shall so survive.  For the avoidance of any confusion, such provisions shall include, but shall not be limited to, Sections 5.3, 6, 7, 8, 9, 10, 11, 12, and 13 hereof.

10.4           Termination of a Project Agreement.  Each Party shall have the right, at its option, to terminate a particular Project Agreement if the other Party breaches any of the material terms, obligations, covenants, representations or warranties under such Project Agreement and the breaching Party fails to cure such breach within thirty (30) days from receipt of written notice from the non-breaching Party identifying the breach; provided, however, that if the breach is capable of cure but not reasonably capable of cure within such thirty-day period, the breaching Party may avoid termination of such Project Agreement by promptly commencing efforts to cure the breach and diligently prosecuting the cure to completion as soon as practicable, but not later than one hundred twenty (120) days from the receipt of notice from the non-breaching Party.  Notwithstanding the foregoing, the termination of a particular Project Agreement under this Section 10.4 or under any applicable provision of such Project Agreement shall not, in and of itself, affect the rights of the Parties under this Agreement or any other Project Agreement.

11.           LIMITATION OF LIABILITY.  EXCEPT FOR THE INDEMNIFICATION PROVISIONS IN THIS AGREEMENT, NEITHER UDW NOR PARTNER SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR INDIRECT, CONSEQUENTIAL, SPECIAL OR ECONOMIC DAMAGES OF ANY TYPE, INCLUDING LOST PROFITS.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES.  THE REMEDIES SET FORTH IN THIS AGREEMENT AND ANY PROJECT AGREEMENT ARE EXCLUSIVE.  EXCEPT FOR THE INDEMNIFICATION PROVISIONS IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR DAMAGES UNDER A PARTICULAR PROJECT AGREEMENT IN EXCESS OF THE MONIES ACTUALLY RECEIVED WITH RESPECT TO THE APPLICABLE PROJECT AGREEMENT.

12.           DISPUTE RESOLUTION.

12.1           Except as provided in Section 12.3 hereof, the Parties shall attempt to resolve disputes between them relating to this Agreement or any Project Agreement within thirty (30) days from receipt of one Party's written notice to the other Party and if such dispute is not resolved within such thirty-day period, a senior executive from each of the Parties shall meet to attempt to resolve the dispute in good faith.  If such senior executives are unable to resolve the dispute, the Parties shall attempt to resolve the dispute through mediation conducted by an independent third party mediator mutually agreeable to both Parties.  Pending resolution of the dispute and the completion of mediation, if necessary, each of the Parties shall continue to perform its obligations hereunder and under any Project Agreement, and failure to do so will constitute a breach of this Agreement.  If the mediation efforts fail, each of the Party’s rights at law or in equity may then be exercised.

12.2           In the event that Parties are unable to resolve a dispute using the process outlined in Section 12.1 hereof and a lawsuit is filed, the prevailing party in such lawsuit shall be entitled to recover its costs and expenses incurred in connection with such lawsuit, including reasonable attorneys’ fees.

12.3           Neither Party will be required to resolve the following disputes using the process outlined in Section 12.1 hereof: Any dispute relating to actual or threatened (i) unauthorized disclosure of Confidential Information or (ii) violation of a Party’s intellectual or other proprietary rights.  Either Party will be entitled to receive in any court of competent jurisdiction injunctive, preliminary or other equitable relief, in addition to damages, including court costs and fees of attorneys and other professionals, to remedy any actual or threatened violation of such rights with respect to which dispute resolution process outlined in Section 12.1 hereof is not required.

12.4           All information produced or exchanged in connection with the dispute resolution process outlined in Section 12.1 hereof shall be held in the strictest confidence by the Parties and shall be afforded all of the protections of Confidential Information as set forth herein.

13.           GENERAL PROVISIONS.

13.1           Assignment.  Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.  Any assignment made without the prior written consent of the other Party shall be void ab initio.  Notwithstanding the foregoing, either Party may subcontract the performance of all or a portion of its obligations under a particular Project Agreement without the prior written consent of the other Party provided that the subcontracting Party shall remain responsible for the performance of such Project Agreement obligations being subcontracted.   Provided however that Partner may freely assign its contracts with UDW to any company which merges with Partner or which Partner or its shareholders acquires.

13.2           Non-Waiver.  Neither Party will, by the lapse of time, and without giving written notice, be deemed to have waived any of its rights under this Agreement.  No waiver of a breach of this Agreement will constitute a waiver of any prior or subsequent breach of this Agreement or of any similar or related provision in any Project Agreement.

13.3           Entire Agreement; Amendment.  This Agreement and the exhibits attached hereto constitute the entire understanding of the Parties with respect to the overall strategic alliance and the individual cooperative ventures to be carried out by the Parties and supersedes all prior communications regarding its subject matter, although the Parties understand and agree that subsequent Project Agreements will provide further terms and conditions applicable to particular Projects. This Agreement will not be more strongly construed against either Party, regardless of who is more responsible for its preparation. This Agreement may not be amended except by a written agreement that acknowledges modification of this Agreement and which is signed by authorized representatives of both Parties.  No Project Agreement will be construed as an amendment of this Agreement unless the Parties’ intent to amend this Agreement is clearly stated in such Project Agreement and such Project Agreement is in writing and signed by both Parties.

13.4           Notices.   Notices given under this Agreement must be in writing and must be (i) served personally, or (ii) delivered by first class U.S. mail, certified or registered, postage prepaid and addressed to the addressees set forth below, (iii) delivered by facsimile transmission, or (iv) delivered by overnight courier service, addressed to the addressees as set forth below. Notices will be deemed received on the date of actual receipt.  The Parties may change their addresses by giving notice of such change to the other Party as provided in this Section 13.4.

If to UDW:	US Dataworks, Inc. 1 Sugar Creek Center Blvd., Fifth Floor Attn: Randy Frapart, CFO tel.: (281) 504-8026	If to Partner:	C$ cMoney, Inc. 1001 Fannin, Ste 270 Houston, TX 77002 713-652-5044 Attn: _Austin Barsalou

13.5           Severability.  If any portion of this Agreement and/or any Project Agreement are found to be illegal or unenforceable, then that portion will be curtailed only to the extent necessary to make such portion and the remainder of the Agreement and/or any Project Agreement, legal and enforceable.

13.6           Applicable Law.  This Agreement and or any Project Agreement will be governed solely by the internal laws of the State of Texas, without regard to principles of conflicts of law.

13.7           Independent Contracting Parties.  Nothing in this Agreement creates a joint venture, partnership, principal-agent or mutual agency relationship between the Parties.  No Party has any right or power under this Agreement to create any obligation, expressed or implied, on behalf of the other Party.  No employee of a Party will be deemed to be an employee of the other Party by virtue of this Agreement.

13.8           Headings.  The titles or captions used in this Agreement are for convenience only and will not be used to construe or interpret any provision hereof.

13.9           Authority.  Each person signing below represents and warrants that he or she has the necessary authority to bind the principal set forth below.

13.10           Counterparts.  This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures hereto were upon the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party so executing (or on whose behalf such signature is so executed) with the same force and effect as if such facsimile signature page were an original thereof.

14.           ADDENDUM NO. 1 – PROJECT AGREEMENT.  The Parties acknowledge and agree that concurrently with the execution and delivery of this Agreement, they are entering into the Project Agreement attached hereto as Addendum No. 1.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

UDW: US DATAWORKS, INC.	PARTNER : C$ cMONEY, INC.
By: /s/ Charles Ramsey Name: Charles Ramsey (printed)	By: /s/ Jennifer Pharris Name: Jennifer Pharris (printed)
Title: CEO	Title: President/CEO
Execution Date: 3/27/2010	Execution Date: 3/27/2010

Addendum No. 1

Project Agreement to the Strategic Alliance Agreement
between US Dataworks, Inc. and Partner

This addendum (the “Project Agreement”) dated as of March 27, 2010, (the “Project Agreement Effective Date”) modifies, amends and supplements the Strategic Alliance Agreement (the “Agreement”) dated March 27, 2010, between US Dataworks, Inc. (“UDW”) and C$ cMoney, Inc. (“Partner” or “C$ cMoney”) with respect to the services and products that Partner shall provide to UDW and/or UDW shall provide to Partner as set forth below.  Capitalized terms used herein but specifically defined herein shall have those meanings ascribed to them in the Agreement.

NOW, THEREFORE, pursuant to Section 4 of the Agreement and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.
Clearingworks License.  In consideration of the payment of ONE MILLION DOLLARS ($1,000,000.00) from Partner to UDW, UDW hereby grants to Partner a non-exclusive, non-transferable, perpetual license to use Clearingworks 3.X for the purpose of processing payments received from the C$ Transaction Gateway (defined below) through to settlement.  These payment transactions will include check, electronic, credit card, and debit card payment types.  Partner acknowledges and agrees that (i) Partner will be required to pay additional fees to UDW for the maintenance and support services that UDW will provide to Partner and (ii) such fees will be priced on a per transaction basis with the pricing to be at UDW’s prevailing rates.  This license includes all updates to the software as it relates to Clearingworks 3.X .    C$ cMoney may freely assign this license to any company which merges with C$ cMoney or which C$ cMoney or its shareholders acquires.

2. Development Engagement.  A development engagement will be initiated to integrate a C$ cMoney transaction gateway (the “C$ Transaction Gateway”) with the Clearingworks Platform in order to process all payment types from the C$ Transaction Gateway. A formal Statement-of-Work will be jointly developed and will include the following:

•	Assist in the analysis, specification, and development of the processes, interfaces, and any additional features/functionality needed by the transaction processor.

•	Provide connectivity to credit/debit card gateways.

•	Develop Statement of Work for the interface project.

•	Assist in defining and scoping requirements for a gateway for Partner’s credit/debit settlements.

•	Participate in pilot test with Partner and a client merchant.

A pricing proposal will be jointly developed as a result of meetings with Partner personnel and UDW to describe and define the scope of this engagement.  A phased approach will be employed in order to minimize the risk to partner and prudently manage the commitments.

3. Shared Services Agreement.  UDW will provide Partner with a high-level consulting effort and support to address general corporate functions, including but not limited to, accounting and finance, corporate requirements, product marketing, and strategic advice.  These areas of consulting include but are not limited to the following:

•	Assist Partner in identifying and selecting the management team.

•	Provide startup accounting services.

•	Support Partner with startup HR services.

•	Assist in preparation of strategic business plan and models, product launch plans, collateral material development, and sales presentation material.

A proposal will be jointly developed as a result of meetings with Partner personnel and UDW to describe and define the scope of this engagement, including the shared facility arrangements and the fees, if any, to be paid for such facilities.

4. Equity Investment.  On the date hereof, Partner will make the following equity investment in UDW:

•	In return for a cash payment of $1 million, UDW will issue to Partner a warrant to purchase 1,333,333 shares of its common stock at a price of $0.45 per share (the “Warrant”).
•	The Warrant will be in the form attached hereto as Exhibit A to the Project Agreement.
•
The Warrant will be issued under an effective registration statement on Form S-3 (pursuant to a prospectus supplement that will be delivered to Partner) and will be freely tradable other than restrictions on affiliates.

5. Financing from Kodiak Capital Group, LLC.   The obligations of Partner under this Project Agreement are the earlier of April 12, 2010 or upon the funding of at least $5,000,000 by Kodiak Capital Group, LLC, paid to Partner.

[Signature Page Follows]

IN WITNESS WHEREOF, UDW and Partner have caused this Project Agreement to be executed and delivered by their duly authorized representatives as of the Project Agreement Effective Date indicated above.

UDW: US DATAWORKS, INC.	PARTNER : C$ cMONEY, INC.
By: /s/ Charles Ramsey Name: Charles Ramsey (printed)	By: /s/ Jennifer Pharris Name: Jennifer Pharris (printed)
Title: CEO	Title: President/CEO
Execution Date: 3/27/2010	Execution Date: 3/27/2010

Exhibit A
to
Addendum No. 1

Project Agreement to the Strategic Alliance Agreement
between US Dataworks, Inc. and Partner

FORM OF WARRANT

NEITHER THE ISSUANCE OF THE SECURITIES REPRESENTED HEREBY (NOR THE ISSUANCE OF THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLCE) HAVE BEEN, OR WILL BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS.  AS A RESULT, THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE) ARE, AND WILL BE, SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION UNDER OR EXEMPTION THEREFROM.  THE HOLDER OF THIS COMMON STOCK PURCHASE WARRANT SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THE SECURITIES REPRESENTED HEREBY (AND THE SECURITIES INTOWHICH THESE SECURITIES ARE EXERCISABLE) MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

US DATAWORKS, INC.

COMMON STOCK PURCHASE WARRANT

BY THIS COMMON STOCK PURCHASE WARRANT (this "Warrant"), issued effective as of March __,  2010, U.S. DATAWORKS, INC., a Nevada corporation (the "Company"), certifies that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, received from C$ cMONEY, Inc. an individual and a director of the Company (the “Holder”), the Holder is entitled to subscribe for and purchase from the Company, subject to the terms and conditions set forth herein, at any time on or after the date of this Warrant, but prior to March __, 2015, or, if such date is not a business day, the next succeeding business day (the “Expiration Date”), 1,333,333 fully paid and non-assessable shares (the " Shares") of the Company's common stock, $ .0001 par value per share (the "Common Stock"), at a price per share equal to $0.45 (the "Exercise Price").

1.           Exercise of this Warrant.

(a)           This Warrant may be exercised at any time after the date of this Warrant and before the close of business on the Expiration Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the total Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased.  The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be issued to Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with this Warrant.

(b)           Certificates for Shares purchased hereunder shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with this Warrant.

(c)           The Company covenants that all Shares which may be issued upon the exercise of this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2.           Cashless Exercise.

(a)           In lieu of accepting payment of the Exercise Price in cash, the Company may, in its sole discretion, require payment of all or a portion of the total Exercise Price in Shares pursuant to a cashless, or net, exercise in accordance with this Section 2.  In the event the Company elects to receive all or a portion of the total Exercise Price in Shares, the number of net Shares the Holder will receive upon exercise of this Warrant (for that portion of this Warrant for which the Exercise Price is being paid in Shares) will be calculated as follows:

Y(A-B)
X           =           A
Where

X           =           the number of net Shares to be Issued to Holder
Y           =           the number of Shares for which this Warrant is beingexercised
A           =           the per Share Fair Market Value (as defined below)
B           =           the per share Exercise Price

(b)           For purposes of this Section 2, the “per Share Fair Market Value” shall be:

(i)           if the Common Stock is traded on the American Stock Exchange (or other national securities exchange or the NASDAQ), the average of the closing sales price reported by the American Stock Exchange (or such other national securities exchange or the NASDAQ) for the ten (10) consecutive trading days immediately preceding the date on which this Warrant is exercised; or

(ii)           if the Common Stock is quoted in an over-the-counter market, such as the Pink Sheets, the average of the closing sales price reported on such over-the-counter market for the twenty (20) consecutive trading days immediately preceding the date on which this Warrant is exercised; or

(iii)           if the Common Stock is not listed on any national securities exchange (or on the NASDAQ) or quoted in any over-the-counter market,  the per share price of the Common Stock as determined in good faith by the Company's Board of Directors.

3.           No Rights as a Stockholder.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company (including the right to receive any cash or other dividend payable to stockholders) prior to the exercise thereof.

4.           Corporate Proceedings. The existence of this Warrant shall not affect in any way the right or power of the Company or its officers, directors and shareholders, as the case may be, to (i) make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, (ii) participate in any merger or consolidation of the Company, (iii) issue any Common Stock, bonds, debentures, preferred or prior preference stock or any other securities affecting the Common Stock or the rights of holders thereof, (iv) dissolve or liquidate the Company, (v) sell or transfer all or any part of the assets or business of the Company or (vi) perform any other corporate act or proceedings, whether of a similar character or otherwise.

5.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6.           Corporate Events; Limited Adjustments.

(a)           Corporate Events.  In the event of the occurrence of any of the following (each, a “Corporate Event”): (a) a sale of all or substantially all of the Company's assets (a “Sale”), (b) a merger or consolidation of the Company with any corporation or corporations (or other entity or entities) as a result of which the Company is not the surviving corporation (a “Merger”) or (c) a dissolution, liquidation or winding up of the Company (a “Liquidation”) at any time prior to the Expiration Date, this Warrant shall thereafter represent the right, upon payment of the Exercise Price, to receive the consideration to which the Holder would have been entitled had the Holder fully exercised this Warrant (and received the Shares pursuant to such exercise) immediately prior to such Corporate Event.

(b)           Reclassification Events.  If the Company at any time shall, by subdivision, combination or reclassification otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes (a “Reclassification Event”), the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and payment of the Exercise Price) that number and kind of such other securities receivable upon such subdivision, combination, reclassification or other change to which the Holder would have been entitled to receive had the Holder fully exercised this Warrant (and received the Shares pursuant to such exercise) immediately preceding such Reclassification Event.  Without limiting the general applicability of the foregoing, if the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in the case of a subdivision of Shares and proportionately increased in the case of a combination of Shares by the subdivision ratio or combination ratio applicable to such Reclassification Event.  For example, (i) if a 2-for-1 split of the Common Stock is effected, the per Share Exercise Price would be adjusted to $0.25 and (ii) if a 1-for 10 reverse split of the Common Stock is effected, the per Share Exercise Price would be adjusted to $5.00.

(c)           No Other Adjustments.  Except as expressly provided in Section 6(b) hereof, the issuance by  the Company of shares of Common Stock or any other class or type of securities of the Company (or securities convertible into shares of Common Stock or any other class or type of securities of the Company), whether for cash, property, services rendered or otherwise and whether upon direct sale or upon the exercise or conversion of rights, options, warrants or other convertible securities or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number Shares for which this Warrant may be exercised or the Exercise Price payable therefore.

7.           Transfer Restrictions; Investment Representations.

(a)           Transfer Restrictions. The Holder acknowledges and agrees that this Warrant, and the Shares into which this Warrant may be exercised, and any other securities which may be issued in connection with the exercise of this Warrant (collectively, the “Warrant Securities”) are and will be “restricted securities” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), and the Holder shall not transfer the Warrant Securities other than in strict compliance with Rule 144.  The Company shall have no obligation to register the issuance of this Warrant or the Warrant Securities nor shall it have any obligations under Rule 144 or otherwise to assist or enable the Holder’s transfer of the Warrant Securities other than to record, or direct the recording of, any proper transfers of this Warrant or the Warrant Securities on the books of the Company.

(b)           Investment Representations.  The Holder hereby represents and warrants to the Company that it is acquiring this Warrant and, upon exercise of this Warrant, will acquire the Warrant Securities for his own account for investment purposes only and not with a view to the resale or distribution thereof.

8.           Dispute Resolution.  Any dispute between the Holder and the Company arising out of this Warrant shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association in effect at the time of the dispute (the “AAA Rules”).  Such arbitration shall take place in Houston, Texas and be conducted by a single arbitrator selected in accordance with the AAA Rules.  The Holder and the Company shall each bear its own costs in participating in the arbitration and shall each pay one-half of the costs of the arbitrator.  Notwithstanding the foregoing, unless otherwise decided by the arbitrator as the equities dictate, the substantially prevailing party shall be entitled to recover its costs from the other party.  The decisions of the arbitrator shall be final and binding on the parties and shall be enforceable by any court of competent jurisdiction.

9.           Miscellaneous.

(a)           This Warrant shall be binding upon any successors and assigns of the Company and upon the successors and permitted assigns of the Holder.

(b)           This Warrant shall be governed by the laws of the State of Texas without regard for its conflict of laws principles.

(c)           This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

(d)           This Warrant may be executed in multiple counterparts and by facsimile or emailed signature, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(e)           This Warrant represents the entire agreement of the Holder and the Company with respect to the subject matter hereof and supercedes and replaces any and all prior understandings between the Company and the Holder, oral or written, including the term sheet previously agreed to by the parties on which this warrant was based.

[Signature Page Follows]
IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer or director on this ___ day of March, 2010.

US DATAWORKS, INC.

By:           /s/ Charles E. Ramey
Charles E. Ramey, Chairman and CEO

ACCEPTED AND AGREED TO:

C$ cMoney, Inc.

By: /s/ Jennifer Pharris
Name: Jennifer Pharris
Title: President / CEO

Date: 3/27/2010

NOTICE OF EXERCISE

TO:           US Dataworks, Inc.
1 Sugar Creek Center Blvd
Fifth Floor
Sugar Land, TX 77478

ATTN: Chief Executive Officer

1.           The undersigned hereby elects to purchase ____________ Shares pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

2.           Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

_______________________________
(Print Name)

Address:  ________________________
________________________________
________________________________

3.           The undersigned represents that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Signature)

(Print Name)

(Date)